Exhibit 10.3

AMN HEALTHCARE
EQUITY PLAN
RESTRICTED STOCK UNIT AGREEMENT
THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), made this _______________ ___, 2018, by and between AMN Healthcare Services, Inc. (the “Company”), a Delaware corporation, and _____________________ (the “Grantee”).
W I T N E S S E T H:
WHEREAS, the Company sponsors the AMN Healthcare 2017 Equity Plan, (as may be amended from time to time, the “Plan”), and desires to afford the Grantee the opportunity to share in the appreciation of the Company’s common stock, par value $.01 per share (“Stock”) thereunder, thereby strengthening the Grantee’s commitment to the welfare of the Company and Affiliates and promoting an identity of interest between stockholders and the Grantee.
NOW THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:
1.    Definitions.
The following definitions shall be applicable throughout the Agreement. Where capitalized terms are used but not defined herein, their meaning shall be that set forth in the Plan (unless the context indicates otherwise).
(a)    “Affiliate” means (i) any entity that directly or indirectly is controlled by, or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case, as determined by the Committee.
(b)    “Change in Control” means:
(i)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) of a majority of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;
(ii)    the sale of all or substantially all of the business or assets of the Company; or
(iii)    the consummation of a merger, consolidation or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), if immediately following such Business Combination: (x) a Person is or becomes the beneficial owner, directly or indirectly, of a majority of the

Exhibit 10.3

combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), or (y) the Company’s stockholders prior to the Business Combination thereafter cease to beneficially own, directly or indirectly, a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), counting for this purpose only voting securities of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) received by such stockholders in connection with the Business Combination. “Surviving Corporation” shall mean the corporation resulting from a Business Combination, and “Parent Corporation” shall mean the ultimate parent corporation that directly or indirectly has beneficial ownership of a majority of the combined voting power of the then outstanding voting securities of the Surviving Corporation entitled to vote generally in the election of directors.
(c)    “Credited Service” means the performance of Service on a substantially full time basis for a continuous twelve-month period. For this purpose, substantially full time basis shall mean that the employee or consultant provides regular and recurring services to the Company of at least 32 hours each week. The taking of approved paid time off or legally mandated leave, such as FMLA, does not interrupt this period of Credited Service.
(d)    “Disabled” has the meaning set forth in Section 13(c)(ii) of the Plan.
(e)    “Grant Date” means ____________ ____, 2018, which is the date the Committee authorized this RSU grant.
(f)    “NQDC Plan” means the Company’s 2005 Amended and Restated Executive Nonqualified Excess Plan, as may be amended from time to time.
(g)    “Restricted Stock Unit(s)” or “RSU(s)” means the restricted stock unit granted under Section 2.
(h)    “Service” means the performance of services for the Company (or any Affiliate) by a person in the capacity of an officer or other employee or key person (including consultants).
2.    Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein, the Company hereby grants to the Grantee an aggregate of __________ Restricted Stock Units.
3.    Vesting Schedule. No RSUs may be settled until they shall have vested. Except as otherwise set forth in this Agreement or in the Plan, the RSUs will vest in three tranches on each of the first, second and third anniversaries of the Grant Date and the Grantee’s provision of three periods of Credited Service. The first tranche, equal to 33% of the RSUs granted, will vest on the first anniversary of the Grant Date and the Grantee’s provision of one period of Credited Service. The second tranche, equal to 33% of the RSUs granted, will vest on the second anniversary of the Grant Date and the Grantee’s provision of a second period of

Exhibit 10.3

Credited Service. The final tranche, equal to 34% of the RSUs granted, will vest on the third anniversary of the Grant Date and the Grantee’s provision of a third period of Credited Service.
4.    Settlement and Deferral of RSUs.
(a)    Each vested RSU entitles the Grantee to receive one share of Stock on the “Settlement Date,” which shall be the later of (i) the vesting date for such RSU, provided, however, if there is an accelerated vesting of a portion of RSUs under Section 3 hereof, the Settlement Date for any such accelerated RSUs shall be the date on which it is determined that the conditions to acceleration have been met or (ii) the end of the deferral period specified by the Grantee. The deferral period shall be no less than four (4) years and five (5) days from the Grant Date. Such deferral election shall be made within 30 days of the Grant Date. The deferral of RSUs shall be subject to the NQDC Plan and the applicable deferral election.
(b)    Shares of Stock underlying the RSUs shall be issued and delivered to the Grantee in accordance with paragraph (a) and upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Grantee. The shares of Stock delivered to the Grantee pursuant to this Section 4 shall be free and clear of all liens, fully paid and non-assessable. In no event shall fractional shares of Stock be issued.
(c)    Until such time as shares of Stock have been issued to the Grantee pursuant to paragraph (b) above, and except as set forth in Section 5 below regarding dividend equivalents, the Grantee shall not have any rights as a holder of the shares of Stock underlying this Grant including but not limited to voting rights.
(d)    The Grantee may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any shares of Stock or other property deliverable under the RSU or from any compensation or other amounts owing to the Grantee the amount (in cash, Stock or other property) of any required tax withholding and payroll taxes in respect of an RSU vesting or settlement and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
(e)    Without limiting the generality of clause (d) above, in the Committee’s sole discretion the Grantee may satisfy, in whole or in part, the foregoing withholding liability by having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the settlement of the RSU a number of shares with a Fair Market Value equal to such withholding liability.
5.    Dividend Equivalents. If on any date the Company shall pay any cash dividend on shares of Stock of the Company, the number of RSUs credited to the Grantee shall, as of such date, be increased by an amount determined by the following formula:
W = (X multiplied by Y) divided by Z, where:

Exhibit 10.3

W = the number of additional RSUs to be credited to the Grantee on such dividend payment date;
X = the aggregate number of RSUs (whether vested or unvested) credited to the Grantee as of the record date of the dividend;
Y = the cash dividend per share amount; and
Z = the Fair Market Value per share of Stock (as determined under the Plan) on the dividend payment date.
6.    Termination of Employment.
(a)    If, prior to the Settlement Date, the Grantee shall undergo (other than by reason of death or becoming Disabled) a termination of full-time employment (and also termination of Service if a director), (i) the RSUs that are vested at the time of such termination shall be determined in accordance with Section 3, and (ii) the RSUs that are not vested at the date of such termination shall be cancelled on such date.
(b)    On the date of the Grantee’s death or upon determination by the Committee in its sole discretion that the Grantee has become Disabled (in each case, after the Grant Date and prior to third anniversary of the Grant Date), 100% of the RSUs shall become immediately vested and, regardless of the Grantee’s deferral election, the Company as soon as reasonably practicable shall issue shares of Stock to the Grantee (or the Grantee’s designated beneficiary or estate executor in the event of the Grantee’s death) with respect to the RSUs that have vested hereunder but for which shares of Stock had not yet been issued to the Grantee.
7.    Company; Grantee.
(a)    The term “Company” as used in this Agreement with reference to employment shall include the Company, its Subsidiaries and its Affiliates, as appropriate.
(b)    Whenever the word “Grantee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the beneficiaries, the executors, the administrators, or the person or persons to whom the RSUs may be transferred by will or by the laws of descent and distribution, the word “Grantee” shall be deemed to include such person or persons.
8.    Non-Transferability.  The RSUs granted herein are not transferable by the Grantee other than to a designated beneficiary upon death, by will or the laws of descent and distribution, to a trust solely for the benefit of the Grantee or his/her immediate family or, in the case of the RSUs being held by such a trust, by the trustee.
9.    Forfeiture for Violation of Restrictive Covenants.
(a)    Non-Compete. The Grantee agrees that during the term of the Grantee’s employment and for a period of two years thereafter (the “Coverage Period”) the

Exhibit 10.3

Grantee will not engage in, consult with, participate in, hold a position as shareholder, director, officer, consultant, employee, partner or investor, or otherwise assist any business entity (i) in any State of the United States of America or (ii) in any other country in which the Company (which, for the avoidance of doubt, includes for all purposes of this Section 9 any and all of its divisions, Affiliates or Subsidiaries) has business activities, in either case, that is engaged in (A) any activities that are competitive with the business of providing (I) healthcare or other personnel on a temporary or permanent placement basis to hospitals, healthcare facilities, healthcare provider practice groups or other entities, or (II) clinical workforce management services, or (B) any other business in which the Company is then engaged, in each case, including any and all business activities reasonably related thereto.
(b)    Non-Solicit. The Grantee agrees that during the Coverage Period, the Grantee shall not solicit, attempt to solicit or endeavor to entice away from the Company any person who, at any time during the term of the Grantee’s employment was a healthcare professional (including a healthcare executive) of the Company, or an employee, customer, permanent placement candidate, client or supplier of the Company.
(c)    Confidential and Proprietary Information. The Grantee agrees that the Grantee will not, at any time make use of or divulge to any other person, firm or corporation any confidential or proprietary information concerning the business or policies of the Company (which includes, for the avoidance of doubt, any and all of its divisions, Affiliates or Subsidiaries). For purposes of this Agreement, any confidential information shall constitute any information designated as confidential or proprietary by the Company or otherwise known by the Grantee to be confidential or proprietary information including, without limitation, customer information. The Grantee acknowledges and agrees that for purposes of this Agreement, “customer information” includes without limitation, customer lists, all lists of professional personnel, names, addresses, phone numbers, contact persons, preferences, pricing arrangements, requirements and practices. The Grantee’s obligation under this Section 9(c) shall not apply to any information that (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the fault of the Grantee; or (iii) is hereafter disclosed to the Grantee by a third party not under an obligation of confidence to the Company. The Grantee agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or except as specifically permitted in writing by the Company, any document or other object containing or reflecting any such confidential or proprietary information. The Grantee recognizes that all such information, whether developed by the Grantee or by someone else, will be the sole exclusive property of the Company. Upon termination of employment, the Grantee shall forthwith deliver to the Company all such confidential or proprietary information, including without limitation all lists of customers, pricing methods, financial structures, correspondence, accounts, records and any other documents, computer disks, computer programs, software, laptops, modems or property made or held by the Grantee or under the Grantee’s control in relation to the business or affairs of the Company, and no copy of any such confidential or proprietary information shall be retained by the Grantee.

Exhibit 10.3

(d)    Forfeiture for Violations. If the Grantee shall at any time violate the provisions of Section 9(a), (b), or (c), the Grantee shall immediately forfeit his/her RSUs (whether vested or unvested) and any issuance of shares of Stock that occurs after (or within six (6) months before) any such violation shall be void ab initio.
(e)    Additional Agreement. For the avoidance of doubt, this Section 9 shall be in addition to and shall not supersede (or be superseded by) any other agreements related to the subject matter of this Section 9 contained in any confidentiality agreement, noncompetition agreement or any other agreement between the Grantee and the Company.
10.     Rights as Stockholder.  The Grantee or a transferee of the RSUs shall have no rights as a stockholder with respect to any share of Stock covered by the RSUs until the Grantee shall have become the holder of record of such share of Stock and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Stock for which the record date is prior to the date upon which Grantee shall become the holder of record thereof.
11.     Effect of Change in Control.
(a)    In the event of a Change in Control, notwithstanding any vesting schedule, 100% of the RSUs shall become immediately vested upon such Change in Control. Unless such RSUs are deferred under the NQDC Plan (in such event, the NQDC Plan shall govern), the Company shall issue shares of Stock (or cash if shares of Stock are no longer available) to the Grantee to settle the vested RSUs as soon as reasonably practicable, but in no event later than the end of the short-term deferral period as defined under Section 409A.
(b)    The obligations of the Company under this Agreement shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of the Grantee’s rights under this Agreement in any agreement or plan that it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.
12.    Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices or communications by the Grantee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Grantee may be given to the Grantee personally or may be mailed to the Grantee at the Grantee’s address as recorded in the records of the Company.
13.    No Right to Continued Employment.  This Agreement shall not be construed as giving the Grantee the right to be retained in the employ or service of the Company, a Subsidiary or an Affiliate. Further, the Company or an Affiliate may at any time dismiss the

Exhibit 10.3

Grantee or discontinue any consulting relationship, free from any liability or any claim under this Agreement, except as otherwise expressly provided herein.
14.    Binding Effect. Subject to Section 8 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
15.    Amendment of Agreement. The Committee may, to the extent consistent with the terms of this Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any portion of the RSUs heretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely impair the rights of the Grantee in respect of any RSUs already granted shall not to that extent be effective without the consent of the Grantee.
16.    RSUs Subject to Plan and NQDC Plan. By entering into this Agreement, the Grantee agrees and acknowledges that the Grantee has received and read a copy of the Plan and a copy of the NQDC Plan. The RSUs are subject to the terms of Plan, and the NQDC Plan if the RSUs are deferred under the NQDC Plan. The terms and provisions of the plans as they may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of either the Plan or the NQDC Plan, the applicable terms and provisions of the applicable plan will govern and prevail.
17.    Governing Law.  This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

Exhibit 10.3

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
AMN HEALTHCARE SERVICES, INC.

By:	Name: Susan R. Salka Title: President and CEO

GRANTEE

By:	Name:

Exhibit 10.3